THIS AGREEMENT is made the 23 September 2008

BETWEEN

1.	Christopher Beck, Christopher Jackson, Julia McNally, Matthew Rahman, Caroline Walton whose addresses are shown in Schedule 1 ("the Managers");

2.
SOUTH EAST GROWTH FUND LIMITED PARTNERSHIP a limited partnership incorporated in England with number LP008277 and whose registered office is at Wellington House 31-34 Waterloo Street Birmingham B2 5TJ ("SEGF");

3.	AVONGLEN Limited, Peter Dingley, Richard Guppy, Duncan Revolta and William Harris, Kathryn Wilson whose addresses are shown in Schedule 1 (“the Remaining Shareholders”)

3.	NEW VISIONS MOBILE Limited a company incorporated in England with company number 4211539 whose registered office is at 2 Venture Road, Chilworth, Southampton SO14 7NP ("the Company");

4.	MOBIVENTURES Inc a company incorporated in the State of Nevada whose business address is Sunnyside, West End, Brinkworth, Near Chippenham, Wiltshire SN15 5BV (“The Investor”)

collectively referred to as the Parties.

WHEREAS:-

A.
The Parties executed an Agreement dated 23 July 2008 regarding an investment of £300,000 for a shareholding of 1,258,588 Ordinary shares in the Company representing a holding of 25% of the enlarged issued share capital (“The 23 July Agreement”).

B.	The Investor has invested £25,000 and received 100,087 Ordinary shares and has deposited with the company a further £50,000.

C.
The Parties now wish to amend the 23 July Agreement to reflect the timing of the investment in the Company of the remaining investment and the issue of shares in accordance with the terms of this agreement.

D.	All other terms of the 23 July Agreement remains in force.

IT IS AGREED:-

1.	DEFINITIONS AND INTERPRETATION

In this Agreement

1.1	Unless the context otherwise requires the definitions set out in the 23 July Agreement apply to this Agreement.

1.2	Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended extended or re-enacted.

1.3
Words and phrases the definitions of which are contained or referred to in the Companies Act shall be construed as having the meaning thereby attributed to them but excluding any statutory modification thereof not in force on the date of this Agreement.

1.4
Words importing the singular number shall include the plural and vice versa, words importing the masculine shall include the feminine and neuter and vice versa, and words importing persons shall include bodies corporate, unincorporated associations and partnerships.

1.5
Reference to clauses, Schedules and recitals are reference to clauses, Schedules and recitals of this Agreement. The Schedules form part of this Agreement and references to the Agreement include reference to the Schedules.

1.6	The headings to the clauses are inserted for ease of reference only and shall not affect the interpretation or construction of this Agreement.

2.	AMENDMENTS TO THE 23 JULY AGREEMENT

2.1	The 23 July Agreement shall be amended as follows:

2.2
Clause 3.2.1.1 shall be deleted and replaced by: 3.2.1.1 a written resolution of the shareholders will be passed to provide the authority to enable the shares set out in clauses 3.2.2.2 and 3.2.2.3 to be issued.

2.3
Clause 3.2.2.2 shall be deleted and replaced with: 3.2.2.2 1,053,610 Ordinary Shares for a total consideration of £250,000 of which £50,000 has been received and the remaining £200,000 to be paid for by 23 September 2008. Following issue of these shares the Investor will hold 1,153,706 Ordinary Shares representing 23.404% of the enlarged issued share capital prior to exercise of options granted at the date of this Agreement.

2.4
Clause 3.2.2.3 shall be deleted and replaced with: 3.2.2.3 104,882 Ordinary Shares at a total price of £25,000 by the 23 November 2008 or if earlier on the day prior to acquisition of the Shares following a Right to Acquire Notice in accordance with clause 5.1. Following issue of these shares the Investor will hold 1,258,588 Ordinary Shares representing 25% of the enlarged issued share capital prior to exercise of options granted at the date of this Agreement.

3.	GENERAL

3.1	Notices

All notices which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other address as the recipient may designate by notice given in accordance with the provisions of this sub-clause. Any such notice may be delivered personally or by first class prepaid letter, telex or facsimile transmission and shall be deemed to have been served if by personal delivery when delivered if by first class post 48 hours after posting and if by telex or facsimile transmission when despatched.

3.2	Successors bound

This Agreement shall be binding on and shall enure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the parties hereto.

3.3	Assignment

The Investor shall be entitled freely to assign all or any of its rights and obligations hereunder.

3.4	Continuing agreement

All provisions of this Agreement shall so far as they are capable of being performed and observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

3.5	Good faith

Each of the parties hereto undertakes with each of the others to do all things reasonably within his power which are necessary or desirable to give effect to the spirit and intent of this Agreement and the articles.

3.6	Further Assurance

The parties hereto shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, do, execute and perform all such further deeds, documents, assurances, acts and things as any of the parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement and the articles into full force and effect.

3.7	Publicity

No announcement or publicity concerning this Agreement or any matter ancillary thereto shall be made by the Company without the prior written consent of the Investor.

3.8	Time of the essence

Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto failing which, as regards any such date or period, time shall be of the essence of this Agreement.

3.9	Entire agreement

This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters dealt with herein. No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing signed by such of the parties hereto which would be affected by such variation.

3.10	Law

This Agreement shall be governed by and construed in accordance with English Law and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the English Courts in respect of any dispute or matter arising out of or in connected with this Agreement.

3.11	Waiver

No waiver by the Investor of any of the requirements hereof or of any of its rights hereunder shall release the Managers or the Company from full performance of their remaining obligations stated herein. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

3.12	No partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between any of the parties hereto and none of them shall have any authority to bind the others in any way.

3.13	Severability

Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

3.14	Exclusion of third party rights

3.14.1
A person who is not party to this agreement shall have no rights under the Contracts (Rights and Third Parties) Act 1999 to enforce any terms of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

3.15	Counterparts

This Agreement may be entered into any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

IN WITNESS this Agreement has been duly executed on the day and year first above mentioned

Signed by Christopher Beck	) ) /s/ Christopher Beck )

Signed by Christopher Jackson	) ) /s/ Christopher Jackson )

Signed by Julia McNally	) ) /s/ Julia McNally )

Signed by Matthew Rahman	) ) /s/ Matthew Rahman )

Signed by Caroline Walton	) ) /s/ Caroline Walton )

Signed by Peter Dingley	) ) /s/ Peter Dingley )

Signed by Richard Guppy	) ) /s/ Richard Guppy )

Signed by Duncan Revolta	) ) /s/ Duncan Revolta )

Signed by William Harris	) ) /s/ William Harris )

Signed by Kathryn Wilson	) ) /s/ Kathryn Wilson )

Signed by Avonglen Limited acting by a director	) ) ) )	/s/ Matt Hilton Director

Signed by SOUTH EAST GROWTH FUND LIMITED PARTNERSHIP by Jason Gould for and on behalf of West Midlands Enterprise Limited	) ) ) )	/s/ Jason Gould

Signed by NEW VISIONS MOBILE LIMITED acting by a director	) ) ) )	/s/ Matthew Rahman Director

Signed by MOBIVENTURES INC acting by a director	) ) ) )	/s/ Nigel Nicholas Director